IZEA Appoints Digital Leader Patrick Venetucci
as Chief Executive Officer

Accomplished Executive to Drive Next Phase of Growth and Innovation in the Creator Economy

ORLANDO, Fla. (September 9, 2024) – IZEA Worldwide, Inc. (NASDAQ: IZEA), a global leader in creator marketing, today announced the appointment of Patrick Venetucci as the company's new Chief Executive Officer. A transformational leader with a proven track record of spearheading rapid growth and innovation, Mr. Venetucci brings more than 30 years of experience in the marketing and media industries, as well as extensive M&A expertise.

"Patrick’s experience is a great fit for IZEA's future,” said Lindsay Gardner, Chairman of IZEA. “His deep expertise in social, mobile, and data, along with his visionary leadership, will drive our continued growth. Venetucci has been on the Board since 2018 and knows the company well." Over the last decade, Venetucci has excelled as an entrepreneur in digital innovation. Most recently, as CEO of MERGE, a private equity-backed company, he rapidly scaled the business, tripling both revenue and profits. Before that, he spent 20 years at Leo Burnett as President of Global Operations, leading groundbreaking, fully-integrated campaigns for Fortune 500 clients and pioneering Samsung’s global social media strategy and operations.

As part of this transition, IZEA's founder and current Chief Executive Officer Ted Murphy, along with President and Chief Operating Officer Ryan Schram, will be stepping down from their respective roles and departing the company. "It has been an incredible journey leading IZEA for the last 18 years," said Murphy. "I am extremely proud of what we have accomplished together and confident in Patrick's ability to guide IZEA into its next chapter of growth."

Mr. Murphy founded IZEA in 2006, the first influencer marketing platform, and played a pivotal role in creating an entire industry. Under his leadership, IZEA created software that facilitated nearly four million transactions with creators of all sizes, led IZEA through its public listing as a NASDAQ-traded company, and drove significant innovation and growth. "Ted's inspired and infectious leadership built the foundation for IZEA's success and turned the company into an industry trailblazer," said Gardner. "We thank him for his immeasurable contributions to the influencer marketing space and the indelible mark he has left on this industry."

“I am incredibly excited to step into this role at such a pivotal time for IZEA,” Venetucci said. With our relentless pursuit of innovation in the Creator Economy and a talented team by my side, we are ready to take influencer marketing to the next level, bringing even more value to our clients and the creators who inspire the world.”

As the new CEO of IZEA, Patrick will leverage his extensive expertise in scaling businesses profitably within the evolving digital landscape while building upon IZEA’s foundation of creativity, collaboration, and innovation to propel its next phase of growth.

About IZEA Worldwide, Inc.
IZEA Worldwide, Inc. (“IZEA”) is a marketing technology company providing software and professional services that enable brands to collaborate and transact with the full spectrum of today’s top social influencers and content creators. The company serves as a champion for the growing Creator Economy, enabling individuals to monetize their content, creativity, and influence. IZEA launched the industry’s first-ever influencer marketing platform in 2006 and has since facilitated nearly 4 million transactions between online buyers and sellers. Leading brands and agencies partner with IZEA to increase digital engagement, diversify brand voice, scale content production, and drive a measurable return on investment.
Safe Harbor Statement
All statements in this release that are not based on historical fact are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “may,” “will,” “would,” “could,” “should,” “expect,” “anticipate,” “hope,” “estimate,” “believe,” “intend,” “optimistic,” “likely,” “projects,” “plans,” “pursue,” “strategy” or “future,” or the negative of these words or other words or expressions of similar meaning. Examples of forward-looking statements include, among others, statements we make regarding expectations concerning IZEA’s ability to increase revenue and bookings, growth or maintenance of customer relationships, and expectations concerning IZEA’s business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: competitive conditions in the content and social sponsorship segment in which IZEA operates; failure to popularize one or more of the marketplace platforms of IZEA; our ability to integrate acquisitions within expected timeframes and to achieve the revenue, cost savings and earnings levels from such acquisition at or above the levels projected; changing economic conditions that are less favorable than expected; and other risks and uncertainties described in IZEA’s periodic reports filed with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and IZEA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Press Contacts
Nicole O’Hara
IZEA Worldwide, Inc.
Phone: 407-674-6911
Email: pr@izea.com